EXHIBIT  21


SUBSIDIARIES OF FIRST ALBANY COMPANIES INC.



COMPANY NAME                                      STATE OF INCORPORATION
----------------                                  ----------------------

FIRST ALBANY CORPORATION                                   NEW YORK

FIRST ALBANY ASSET MANAGEMENT CORPORATION                  NEW YORK